EXHIBIT 10.38






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                            STOCK PURCHASE AGREEMENT


         This  STOCK  PURCHASE  AGREEMENT,  dated  as of  June  25,  1997  (the
"Agreement"), is by and among IMNET SYSTEMS, INC., a Delaware corporation ("IMNET"), and VICTOR MARTY, resident of France who is the only stockholder (the "Stockholder") of ADVISOFT CONSULTING SA, a societe anonyme organized under the laws of France (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of IMNET and the Stockholder have determined that it is in the best interests of IMNET, the Stockholder and the Company for the Company to be acquired by IMNET upon the terms and subject to the conditions set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, IMNET and the Stockholder hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1.     Defined Terms.  As used in this Agreement:

         "Additional Purchase Price" is the additional amounts to be paid for certain Company Stock as provided in Section 3.1 and Schedule 3.1 hereof.

         "Assets" means all of the Company's assets, of every kind and nature.

         "Base Amount" shall have the meaning ascribed to it in Section 7.6 hereof.

         "Cash Portion" is a portion of the total consideration to be paid for the Company Stock, as described at Section 3.1.

         "Closing" and "Closing Date" shall have the meaning ascribed to such terms in Section 3.6 hereof.

         "Closing  Documents" means this Agreement and all other documents to be
executed  and  delivered  either  simultaneously   herewith  or  at  Closing  in
connection with the Transactions.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         "Company Stock" means the outstanding capital stock of the Company, as described at Section 5.5 and Schedule 3.1 hereof.

         "Consideration" is the price to be paid by IMNET for the Company Stock as described in Section 3.1.

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         "Customer  Agreements" shall have the meaning ascribed to it in Section
5.10(c) hereof.

         "Determination Price" shall be the value ascribed to certain IMNET Common Stock for purposes of computing the number to be paid as part of the purchase price for the Company Stock in accordance with Sections 3.1 and 3.3 hereof.

         "Earn-Out  Agreement"  shall have the meaning ascribed to it in Section
3.1

         "Employee  Benefit  Plan"  shall  have the  meaning  ascribed  to it in
Section 5.20 hereof.

         "Escrow Funds" shall have the meaning ascribed to it in Section 3.4 hereof.

         "Exchange Act" shall mean the U.S. Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

         "Georgia Act" shall have the meaning ascribed to it in Section 10.1 hereof.

         "Governmental Authority" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over IMNET, the Company, or any Stockholder, as applicable.

         "Historical  Financials"  shall  have  the  meaning  ascribed  to it in
Section 5.8(a) hereof.

         "IMNET Common Stock" is the Common Stock, par value $.01 per share, of IMNET.

         "IMNET Shares" means the shares of IMNET Common Stock issued as a portion of the purchase price for the Company Stock as described in Section 3.1 hereof.

         "Incorporated  Software"  shall  have  the  meaning  ascribed  to it in
Section 5.10(a) hereof.

         "Indemnity Escrow Agreement" means that certain indemnity escrow agreement to be entered into at Closing by and among IMNET, the Stockholder and SunTrust Bank, Atlanta as escrow agent.

         "Intellectual  Property"  shall  have  the  meaning  ascribed  to it in
Section 5.10(a) hereof.

         "Intellectual Property Rights Agreements" shall have the meaning ascribed to it in Section 5.10(b) hereof.

         "Material Adverse Effect" means a material adverse effect upon, or a material adverse change in (i) the business, assets, results of operations, properties, financial condition or prospects of the Company, (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of the Company to perform its obligations under this Agreement.

         "Person" means an individual, corporation, partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

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         "Revised  Schedules"  shall have the meaning  ascribed to it in Section
8.10 hereof.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, and all regulations promulgated pursuant thereto.

         "Securities Filings" shall mean IMNET 's Annual Report on Form 10-K for the year ended June 30, 1996, as amended, filed with the SEC, and all subsequent filings with the SEC made by IMNET through the date hereof.

         "Indemnified  Claims" shall have the meaning  ascribed to it in Section
7.1 hereof.

         "Stockholder" means the sole stockholder of the Company. He is identified in the preamble to this Agreement, and Schedule 3.1.

         "Software" shall have the meaning ascribed to it in Section 5.10(a) hereof.

         "Stock Rights" shall have the meaning ascribed to it in Section 4.9 hereof.

         "Termination Date" means June 30, 1997 or such other date on which this Agreement shall be terminated pursuant to Section 11.1 hereof.

         "Transactions" means the transactions contemplated by this Agreement.


                                    ARTICLE 2

                                 THE ACQUISITION

         2.1. The Stock Purchase and Sale. At the Closing, and subject to and upon the terms and conditions of this Agreement, IMNET shall purchase, and the Stockholder shall sell, all, but not less than all, of the Company Stock. IMNET shall pay as consideration therefor the Consideration for such Company Stock, computed and delivered pursuant to Article 3 hereof.


                                    ARTICLE 3

                      PURCHASE PRICE FOR THE COMPANY STOCK

         3.1. Aggregate Consideration. The aggregate consideration for the Company Stock ("Consideration") shall be U.S. $5,085,000 (FF29,846,000) (the "Cash Portion"), plus shares of IMNET Common Stock, par value $.01 per share ("IMNET Common Stock") having an aggregate value equal to $2,000,000 (FF11,740,000) utilizing the Determination Price (the "IMNET Shares"), plus the execution of an Earn-out Agreement between IMNET and Mr. MARTY in the form of
Exhibit 3.1, all to be paid as specified on Schedule 3.1 hereto.

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         3.2.  Distribution  of  Consideration.  At the  Closing  each  share of
Company Common Stock shall be delivered to IMNET against payment of the Cash Portion therefor (payable by check or wire transfer, but adjusted for the escrow), the issuance and shipment of the IMNET Shares, and the obligation to pay amounts due under the Earn-out Agreement. A part of the Cash Portion shall be held in escrow by IMNET pursuant to Section 3.4 below. In lieu of delivering
fractional   shares  IMNET  shall  deliver  an  amount  in  cash  based  on  the
Determination Price.

         3.3. IMNET Shares; Determination Price. The aggregate number of IMNET Shares shall be equal to that number of shares of IMNET Common Stock which equals $2,000,000 (FF11,740,000) divided by the Determination Price. The "Determination Price" shall be equal to the average of the closing sales price for IMNET Common Stock reported on the Nasdaq Stock Market's National Market for the ten (10) trading days ending one (1) trading day prior to the Closing Date; provided, however, that if the Determination Price as calculated above would be less than $15.00 (FF88.05), the total number of IMNET Shares shall equal One Hundred Thirty Three Thousand Three Hundred and Thirty Three (133,333), and the Determination Price shall be $15.00 (FF88.05). If the Determination Price is $15.00 (FF88.05) due to the last provision of the preceding sentence, then either IMNET or Stockholder may elect, by written notice, to terminate this Agreement prior to Closing, and no party shall have any further obligations to the others.

         3.4. Escrow Funds. At the Closing, the Stockholder will pledge to IMNET to be held in escrow as security for claims for indemnification hereunder, in the aggregate, $350,000 (FF2,054,500) of the Cash Portion to be received by Stockholder ("Escrow Funds"), until the first anniversary of the Closing Date, all as provided in an indemnity escrow agreement by and among IMNET and the Stockholder in the form of Exhibit 3.4 attached hereto (the "Indemnity Escrow Agreement"). The Escrow Funds shall be pledged to IMNET in accordance with the terms of the Indemnity Escrow Agreement and shall be a non-exclusive source of funds, subject to IMNET 's right to offset against any breaches of any representations, warranties or covenants of the Stockholder contained in this Agreement or made pursuant hereto; provided that neither the Escrow Funds nor IMNET 's offset rights shall limit the rights of IMNET at law, in equity or under this Agreement.

         3.5. Delivery of IMNET Shares. On the Closing Date, IMNET will instruct its transfer agent to issue and deliver the IMNET Shares to the Stockholder.

         3.6. Closing. The closing of the Transactions (the "Closing") shall take place on or before June 30, 1997, at the offices of Moquet Borde Dieux Geens & Associes, which is IMNET 's counsel, in Paris, France or another mutually agreed upon location on the Business Day following compliance with or waiver of the terms, conditions and contingencies contained herein or such other date as is mutually agreed upon by IMNET, and Mr. MARTY (such date to be herein referred to as the "Closing Date"). All computations, adjustments, and transfers for the purposes hereof shall be effective as of the close of business on the Closing Date.



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                                    ARTICLE 4

                              ADDITIONAL COVENANTS

         4.1. Consents. On or before the Closing Date, the Stockholder shall have obtained (or caused the Company to obtain) all third party consents and approvals required with respect to the Company and/or the Stockholder for consummation of the Transactions, including without limitation, those consents listed on Schedule 4.1 hereof, but excluding such consents the failure of which to obtain in the aggregate would not have a Material Adverse Effect.

         4.2. Employment Agreements. Concurrently with the Closing, Mr. MARTY shall enter into an employment agreement with IMNET in the form of Exhibit 4.2(a) attached hereto and made a part hereof. Furthermore, at such time, the individuals specified on Exhibit 4.2(b) shall resign the offices of the Company set forth opposite their names on Exhibit 4.2(b). In the event that the employment agreement with Mr. MARTY described herein is of no force and effect through either a judicial decree or through the administrative procedures of the appropriate French authorities (ASSEDIC) due to the failure of IMNET to convert Company from a societe anonyme (SA) to a societe a responsibilitie limitee
(SARL), IMNET shall pay to Mr. MARTY the sum of FF 840,000. In addition, the Company will purchase a private unemployment insurance policy for Mr. MARTY if government-provided unemployment insurance is unavailable to Mr. MARTY due to the above non-conversion of Company to a SARL.

         4.3. Conduct of Business by Company Pending Closing. The Stockholder covenants and agrees that, unless IMNET shall otherwise consent in writing or except as otherwise set forth herein, between the date hereof and the Closing, the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company will use its best efforts to preserve intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. The Stockholder covenants that the Company and the Stockholder shall not, between the date hereof and the Closing, directly or indirectly, do any of the following without the prior written consent of IMNET :

                  (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Company; (ii) amend or propose to amend the statuts of the Company; (iii) split, combine or reclassify any outstanding share of the Company's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the Company's capital stock (other than (i) the dividends, aggregating FF 992,000, reserved as of December 31, 1996, to be paid during 1997, but prior to Closing, and (ii) directors' fees aggregating no more than (FF 30,000)); (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of the Company's capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.3(a);

                  (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any Assets;
(iii) enter into any material contract or agreement, except in the ordinary course of - [continued on next page]

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business  consistent with past practice;  (iv) authorize any capital expenditure outside the ordinary course of business; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 4.3(b);

                  (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be untimely, unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of the Company in effect on the date hereof and fully disclosed to IMNET prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, the Company, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

                  (e) take any action except in the ordinary course of business and in a manner consistent with past practice or make any change in its methods of management, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments);

                  (f) except in the ordinary course of business or as permitted herein, take any action to incur or increase prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or receivables except in the ordinary course of business;

                  (g)  loan  or  advance   monies  to  any   Person   under  any
circumstance whatsoever except for credit transactions with customers on terms consistent with past practices; or

                  (h) do any act or omit to do any act which would reasonably be expected to cause a breach of any contract, commitment or obligation of the Company.

         4.4. Expenses. All of the expenses incurred by IMNET in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to herein, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for IMNET, shall be paid by IMNET. All expenses incurred by the Stockholder in connection with the authorization, preparation, execution and performance of this Agreement and the other agreements referred to herein, including without limitation, all fees and expenses of advisors, agents, representatives, brokers, counsel and accountants shall be borne by the Stockholder. To the extent permitted by French law, the Company will bear the expenses of stock transfer fees, trademark transfers and supervisory board expenses.


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         4.5.     Notification of Certain Matters.

                  (a) The Stockholder shall give (or cause the Company to give) prompt written notice to IMNET of the following:

                           (i) the  occurrence  or  nonoccurrence  of any  event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of Stockholder contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any Material Adverse Effect; or

                           (ii) any material failure of Stockholder the Company,
any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder.

                  (b) Stockholder agrees to give a copy of such notice to the Company, in writing, of any such occurrence or nonoccurrence described at
Section 4.5(a) that comes to Stockholder's attention.

                  (c) IMNET shall give prompt notice to Stockholder of the following:

                           (i) the  occurrence  or  nonoccurrence  of any  event
whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of IMNET contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, or (B) directly or indirectly, any change in or effect on the business of IMNET that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of IMNET, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement, or the ability of IMNET to perform its respective obligations hereunder;

                           (ii) Any material  failure of IMNET,  or any officer,
director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (d) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release the Stockholder from his representations or warranties under this Agreement; provided, however, that neither the Company nor the Stockholder shall be liable to IMNET for changes in facts and circumstances not caused by an act or omission of the Company or Stockholder in violation of any representation, warranty or covenant in this Agreement.

         4.6.     Public Announcements.

                  (a) Except for any public announcement relating to the Transactions previously made by IMNET, as may be required by law or as provided in this Section, each of the Company, the Stockholder and IMNET agree that until the consummation of the Transactions,

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each of such  parties  will  not,  and  will  direct  its  directors,  officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than Persons whose consent is required to be obtained hereunder who shall be instructed to maintain confidentiality), any of the terms, conditions or other facts with respect to the Transactions. The Stockholder shall also cause the Company to observe the obligations undertaken by them in this Section 4.6.

                  (b) The Stockholder shall obtain the prior oral or written consent of IMNET before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except as may be in the good faith belief of the party issuing such press release required by law. The parties acknowledge and agree that IMNET expects to issue a press release with respect to the Transactions immediately after execution of this Agreement.

         4.7. No Negotiations. The Stockholder and the Company covenant that subject to the termination provisions contained herein, from and after the date hereof, neither the Company nor its officers or directors nor anyone acting on behalf of the Company or such Persons, or any Stockholder shall, directly or indirectly, solicit, engage in discussions or negotiations with, or provide any information to, any Person, firm or other entity or group (other than IMNET or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving the Company.

         4.8. Confidentiality. Until the Closing, IMNET shall cause its respective employees, agents, counsel, accountants, consultants and other representatives to hold in strict confidence any and all information obtained from the Company or the Stockholder and to not disclose any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is in the good faith judgment of IMNET required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to IMNET or their respective employees, agents, representatives, counsel, accountants, financial advisors and/or underwriters for the purpose of obtaining their advice and assistance as to the consummation of the Transactions. In the event the Closing does not occur, and this Agreement terminates, each party shall return the other party's confidential information, retaining no copies.

         4.9. Termination of Stock Rights. Any and all convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Company is bound to issue any additional shares of its capital stock or other securities (collectively, "Stock Rights") are described on Schedule 4.9 hereto. The Stockholder shall cause each of the Stock Rights (if any) to be terminated by the Company on or before the Closing, at no cost to the Company.

         4.10. Disclosures Required by Law. In the event that any party hereunder makes an announcement or disclosure under Section 4.6 or 4.8 that it deems to be required by law, such party shall provide all other parties hereunder one business day's prior written notice of the content thereof as well as the legal requirement necessitating the announcement or disclosure.


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         4.11. Registration of Agreement with Tax Authorities.  Within one month after the Closing, IMNET shall register the Stock Purchase Agreement with appropriate tax authorities in France, and pay the requisite registration duties.

                                    ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES AS
                       TO THE COMPANY AND THE STOCKHOLDER

         In order to induce IMNET to enter into this Agreement and consummate the Transactions, the Stockholder represents and warrants to IMNET as follows, each of which warranties and representations is material to and relied upon by IMNET :

         5.1. Organization and Authority of Company. The Company is a societe anonyme duly organized and validly existing under the laws of France. The Company is not required to be qualified as a foreign entity in any other jurisdiction where its failure to qualify would have a Material Adverse Effect. The Company has all necessary corporate power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. The Company does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity and does not have any subsidiaries, which for purposes of this Agreement means any corporation or other legal entity of which the Company (either alone or through or together with any other affiliate of the Company) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         5.2. Corporate Power and Authority; Due Authorization. The Stockholder has full power and authority to execute and deliver this Agreement and each of the Closing Documents to which the Stockholder is or will be a party and to consummate the Transactions. Stockholder represents and warrants that Stockholder is the lawful owner of, and has good and marketable title to, the number of shares of the Company's outstanding capital stock as shown on Schedule
3.1 as being owned by Stockholder, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party to purchase, vote or direct the voting of, any shares thereof. Stockholder further represents and warrants that the Stockholder and the number of shares of Company common stock owned by such Stockholder are set forth on Schedule 3.1. and in the Company's registre de mouvements de titres. The Stockholder has duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents and the consummation of the Transactions, and no other proceeding is necessary to approve the Transactions. Assuming that this
Agreement and each of the Closing Documents to which IMNET is a party constitutes a valid and binding agreement of IMNET this Agreement and each of the Closing Documents to which the Company and/or Stockholder is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of the Company and/or Stockholder, as the case may be, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws
relating  to  the  enforcement  of  creditors'   rights  generally  and  by  the
application of general principles of equity. The duly elected officers and directors of the Company are set

437366.8
forth on Schedule 5.2 attached hereto. Copies of the Statuts and minutes of the Company are contained in the minute books of the Company, and stock records are contained in the Company's registre de mouvements de titres. True, correct and complete copies of the minute books and the Company's registre de mouvements de titres of the Company have been delivered to IMNET. The Stockholder represents that he has recently acquired Company Stock from all of its prior owners and that in connection therewith, Stockholder disclosed the nature and material terms of this agreement. Stockholder did not fail to make any other disclosure or to take any other action required by law in connection with acquisition of the Company Stock from prior holders.

         5.3. Sufficiency of Assets. All material assets and rights relating to the Company's business are held solely by, and all agreements, obligations, expenses and transactions relating to the Company's business have been entered into, incurred and conducted solely by, the Company. Such assets and rights constitute all of the assets and rights of any nature with which the Company has conducted its business for the 12-month period prior to the date hereof, subject only to additions and deletions in the ordinary course of business.

         5.4. No Conflict; Required Consents. Assuming all consents, approvals, authorizations and other actions listed on Schedule 4.1 hereto have been obtained or taken, except as set forth on Schedule 5.4 hereto the execution and delivery by Stockholder of this Agreement and the Closing Documents and the consummation by the Company and Stockholder of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any Person or other entity or any public, Governmental Authority or judicial authority; (b) violate in any material respect the terms of any instrument, document or agreement to which the Company or Stockholder is a party, or by which the Company or Stockholder or the property of the Company or Stockholder is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of the Company or Stockholder; (c) violate the Company's Statuts; or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or Governmental Authority applicable to the Company or Stockholder, or the business or assets of the Company. Neither the Company nor Stockholder is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of the Company after the Closing on substantially the same basis as theretofore operated. The Stockholder will use his best efforts to obtain all required consents at no cost to the Company.

         5.5. Capitalization. The authorized capital stock of the Company consists of 15,500 shares of common stock, 15,500 shares of which are outstanding, and no shares of which are held in the treasury of the Company. All outstanding shares of the Company's capital stock have been duly authorized, and are validly issued, fully paid and nonassessable. No preemptive (whether statutory or contractual) rights have been violated. The Stockholder is the sole record and beneficial owner of all of the issued and outstanding capital stock of the Company. No one other than the Stockholder has any beneficial or record interest in the capital stock of the Company. The Company has no convertible securities, options, warrants, or other contracts,

437366.8
commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of its capital stock or other securities. All securities of the Company were offered and sold in compliance with all requirements of applicable securities laws.

         5.6. Compliance with Laws. The Company is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company nor Stockholder has received notice of any noncompliance with the foregoing, whether or not such noncompliance will result in a Material Adverse Effect.

         5.7. Licenses and Permits. The Company holds and is in compliance with all licenses, permits, concessions, grants, franchises, approvals and authorizations listed in Schedule 5.7 attached hereto and any other such licenses, permits, etc., necessary or required for the use or ownership of the Company's assets and the operation of the Company's business, and has made any and all required filings with the Institut National de la Propriete Industrielle (the "INPI"), except where the failure to hold such license, permit, concession, grant, franchise, approval or authorization or to make such filing has and will have, individually or in the aggregate, no Material Adverse Effect. Neither the Company nor Stockholder has received notice of any violations in respect of any such licenses, permits, concessions, grants, franchises, approvals, authorizations or filings. No proceeding is pending or, to the knowledge of Stockholder, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations, nor is there any basis therefor.

         5.8.     Financial Information.

                  (a) Prior to the date hereof, the Company and the Stockholder have delivered to IMNET true, correct and complete copies of the audited accounts of the Company as of December 31, 1995 and December 31, 1996 and for the years then ended (collectively, the "Historical Financials"). Each balance sheet (bilan) and its appendices (les Annexes) included in the Historical Financials fairly presents in the reasonable opinion of the Stockholder the financial position of the Company as of the respective dates thereof, and the statements of operations (le compte de resultat) included in the Historical Financials fairly present in the reasonable opinion of the Stockholder the results of operations of the Company for the respective periods indicated and do not contain, except as disclosed on Schedule 5.8, any material item of special or nonrecurring income or other income not earned in the ordinary course of Company's business. All "Historical Financials" are prepared in accordance with French generally accepted accounting principles consistently applied.

                  (b) Except as and to the extent specifically disclosed in this Agreement (and, in particular, as disclosed in, and subject to the qualifications (if any) set forth in the other representations and warranties of the Stockholder in this Article 5), on the date hereof, there are no liabilities or obligations of the Company of any nature, whether liquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or (ii) that arose thereafter in the ordinary course of business or (iii) that are specifically set forth on Schedule 5.8 attached hereto; and at the Closing, there will be no material liabilities or obligations of the Company of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or

437366.8
otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges, except for those
(A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or (B) that arise after the date of such balance sheet in the ordinary course of business and in compliance with this Agreement or (C) that are specifically set forth on
Schedule 5.8. Furthermore, except as set forth in the Historical Financials, or elsewhere herein, neither the Company nor the Stockholder knows of any reasonable basis for the assertion against the Company of any such liability or obligation.

                  (c) The Company is not, nor has been during the twelve (12) months immediately preceding the execution of this Agreement, insolvent (etat de cessation des patiements) within the meaning of Law No. 85-98 of January 25, 1985. The Company has paid and is paying its debts as they become due.

         5.9.     Omitted.

         5.10.   Intellectual  Property  -  Nature  and  Extent  of  Proprietary
Interest.

                  (a) Identification of Intellectual Property. Schedule 5.10(a) contains a complete and accurate list (sufficient to identify them) of all computer hardware related, software-related and other trademarks, trade names, service marks and assumed names relating to the Company's business, and of the Company's software ("Software"), including, without limitation, programs and systems and related documentation, research projects, computer products under development, computer hardware or software concepts owned and proprietary intellectual property, processes, formulae and algorithms, including all intellectual property used in the ownership, marketing, development, maintenance, support and delivery of computer hardware and Software and presently owned or licensed by the Company which are used or proposed to be used or reserved for use by the Company in the Company's business ("Intellectual Property"). Schedule 5.10(a) identifies certain third-party software and other intellectual property (such as patents) which has been incorporated into the Software (the "Incorporated Software"), but excludes certain other standard third party software which is readily available to the general public (including IMNET ) at a standard price. Except as specified on Schedule 5.10(a), the Company has taken no measures to register, patent, copyright or otherwise protect the Software or the Intellectual Property other than diligent efforts to protect the confidentiality of the source code for the Software. Prior to or concurrently with the Closing, Stockholder shall transfer to the Company any and all rights to the trademark "Advisoft," as indicated on Schedule 5.10(a).
Schedule 5.10(a) indicates which trademarks have been registered with the Institut National de la Propriete Industrielle.

                  (b) Sources of Ownership of Intellectual Property. The Company acquired its entire and exclusive rights to the Software and the Intellectual Property either through the efforts of its own employees and agents and independent contractors (see Section 5.12), or pursuant to the license agreements listed on Schedule 5.10(b), complete copies of which have been delivered to IMNET (the "Intellectual Property Rights Agreements"). As to Incorporated Software, the Company has the rights granted to it in the related Intellectual Property Rights Agreements.


437366.8

                  (c) Agreements; No Infringement. All of the Incorporated Software which is computer software is properly licensed to the Company under a user license or a software development agreement. All other such Intellectual Property (if obtained from third parties) is likewise properly available to the Company. The Software does not incorporate any software not listed on Schedule 5.10(a). Except as described in Schedule 5.10(c), to the knowledge of the Stockholder, the Intellectual Property does not infringe on any patents or copyrights of any Person and neither the Software (and related Intellectual Property) as licensed, sublicensed or sold by the Company (including all license, maintenance, service, purchase, and other agreements with customers, complete copies of which have been provided to IMNET ("Customer Agreements")), nor any patents, formulae, processes, knowledge, trade secrets, trademarks, trade names, assumed names, copyrights, or designations used by the Company specifically with regard to the Customer Agreements or the Software, infringe on any trademark or other intellectual property rights of any Person, or violate the terms of any agreements listed on Schedule 5.10(b), or on any other Schedule attached hereto. Except as set forth in Schedule 5.10(c), neither the Company nor the Stockholder has any knowledge of any asserted claims of third parties to the ownership of any of the Intellectual Property, or a reasonable basis therefor nor is there any pending or, to the Company's and the Stockholder's knowledge, threatened claim against the Company or the Stockholder contesting the validity of or their right to use any of the Software or the Intellectual Property. Except as set forth in Schedule 5.10(c), in developing the Software neither the Company nor the Stockholder incorporated any software programs or features copyrighted to any other Person.

                  (d) Completeness of Schedules. Schedule 5.10(d) contains an accurate and complete list of all material Software-related intellectual property (or other Intellectual Property) license agreements and Software or hardware maintenance or service agreements, if any, granted by the Company relating to the Company's business to the extent that such are not already listed on Schedule 5.10(b) or Schedule 5.11(a), including for each such license or other agreement the names of the licensee, other party, or other customer and dates of commencement and expiration (or other termination). Complete copies of each such agreement have been delivered to IMNET by the Company.

                  (e) No Undisclosed Restrictions on Intellectual Property. Except as set forth on Schedule 5.10(e), or specifically described elsewhere herein or in any schedule hereto, the Software and Intellectual Property (A) are owned solely and exclusively by the Company, and (B) are and at the Closing will be, subject to no restriction on the Company's use, disclosure or marketing, nor to any claim, lien or encumbrance whatsoever. Except as so disclosed, no other party other than the Company has any rights to market any Software. To the knowledge of the Stockholder, no party to any of the Customer Agreements nor any consultant to a customer, is in possession of Software (or any other property of the Company), or has made use of Software (or such other property), except as permitted pursuant to agreements disclosed pursuant to this Agreement. To the knowledge of the Stockholder, no party to any of the agreements described on
Schedule 5.10(b) nor any party (if any) who has received source code under a Customer Agreement or under any related source code agreement is in possession of Software, or to the Company's or the Stockholder's knowledge has made use of such source code, except as permitted pursuant to such agreements.

437366.8

                  (f) Intellectual Property is not in Public Domain. To the knowledge of the Stockholder except as set forth on Schedule 5.10(f), none of the elements of the Software and the Intellectual Property is in the public domain.

                  (g) Third-Party Software Products Required to Utilize the Software. For each item of Software, Schedule 5.10(g) lists the third-party software required to be licensed by customers of the Company in order to utilize that item of Software, including both applications and operating systems, and third-party software, excluding Incorporated Property, required for IMNET to develop, maintain and deliver the Software.

                  (h) Compliance of Software and Intellectual Property with Performance Standards. All of the Software and the Intellectual Property which is licensed by the Company under Customer Agreements complies in all material respects with the performance representations with respect thereto contained in the Company's user and technical manuals in effect at the time of the Customer Agreements (as modified for the customer, if applicable), and, when used in accordance with such user and technical manuals, performs in accordance with the Customer Agreements in all material respects. Except as set forth on Schedule 5.10(h), such Software as is currently made available for licensing to or access by customers is ready for installation and/or use in substantial conformance with the capability and performance standards set forth in the user or instruction manual associated with such Software. Each marketed Software system is documented and the documentation supplied to each licensee or user of each such system is sufficient in all material respects to enable a user reasonably competent in such matters to operate, access and/or use such system as intended. Nothing has come to the attention of the Company and the Stockholder to indicate that the license agreements entered into by the Company for use of Intellectual Property products by customers do not contain provisions for protection of the Company's confidential information, trade secrets and proprietary rights which the Company reasonably believes have been and will be sufficient to preserve the Company's proprietary rights therein.

         5.11. Prior Performance by the Company under Certain Agreements; No Default.

                  (a) Customer Agreements; Reseller and Other Supplier Agreements. Schedule 5.11(a) lists all existing Customer Agreements and reseller and other supplier agreements to which the Company is a party, copies of which have been provided to IMNET.

                  (b) Royalties, Commissions and Other Obligations. Except as set forth on Schedule 5.11(b), the Company has no royalty, commission or similar obligation relating to the Software, the Customer Agreements, the reseller and other supplier agreements or the Intellectual Property.

                  (c) No Default. Except as specifically identified on Schedule 5.11(c) hereto, the Company is not in default in its obligations under any of the agreements described on Schedule 5.10(b) or Schedule 5.11(a). To the knowledge of the Company and the Stockholder, no other party to any such agreement is in default thereunder, except as indicated on Schedule 5.11(c).


437366.8

         5.12.    Additional Documentation of Intellectual Property Rights.

                  (a)  Except  as  disclosed  on  Schedule  5.12(a),  all of the
Company's personnel, including (without limitation) employees, agents, consultants, and contractors, who have contributed to or participated in the conception and/or development or enhancement of the Software or the Intellectual Property have executed an assignment in favor of the Company substantially in the form of Exhibit 5.12(a) attached hereto.

                  (b) Except as set forth on Schedule 5.12(b), to the knowledge of the Company and the Stockholder:

                           (i) all  individuals and entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided installation services for the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software;

                           (ii) all  individuals or entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided conversion or other services (i.e., other than installation) for the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software;

                           (iii) all individuals or entities who have had access
to the Software or the Intellectual Property as independent contractors and have provided contract programming services to the Company have executed agreements containing appropriate and adequate restrictions on disclosure and use of Software; and

                           (iv) all agreements restricting disclosure and use of
Software known to the Company which have been executed by employees or independent contractors have been provided to IMNET.

                  (c)  Except  as  specified  on  Schedule  5.12(c),  and to the knowledge of the Stockholder, none of the past or present employees or independent contractors of the Company is in possession of Software or any other property of the Company, nor has made unauthorized use of Software or the Intellectual Property or any other property of the Company, except such as have had and will have no Material Adverse Effect. To the knowledge of the Stockholder, no party other than the Company, its employees and IMNET have access to or possession of source code, except as disclosed in the Customer Agreements. As between the Company and its employees and independent contractors, the Company has all patrimoine rights to its software and other intellectual property.

         5.13. Absence of Certain Changes. Except as reflected on Schedule 5.13, or elsewhere in this Agreement or specifically identified on any Schedules hereto, and since December 31, 1996, the Company has not and at the Closing Date will not have:



437366.8

                  (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured).

                  (b) Incurred any obligations specifically related to the Assets (including Customer Agreements), except in the ordinary course of business consistent with past practices.

                  (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except liens or encumbrances specifically excepted by the provisions of Section 5.15.

                  (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice.

                  (e) Purchased, sold, licensed or transferred or agreed to purchase, sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice.

                  (f) To the Stockholder's knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials.

                  (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect.

                  (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, etc. which is, for example, national or industry-wide in nature) which might reasonably be expected to materially adversely affect the Assets.

                  (i) Made any capital expenditures or commitments, any one of which is more than U.S. $20,000 (FF117,400), for additions to inventory, property, plant, or equipment;

                  (j) Made any material change in any method of accounting or accounting practice.

                  (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of the Company's officers or directors, or any business or entity in which any officer or director of

437366.8
the Company, or any affiliate or associate of any of such Persons has any direct or indirect interest;

                  (l) Agreed to take any action described in this Section 5.13;

         5.14. Taxes. Except as set forth on Schedule 5.14, the Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by foreign, federal, state, or local taxing authorities as reflected in such tax returns and reports (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls); and there are no tax liens upon any of the properties or assets, real, personal, or mixed, tangible or intangible of the Company.

         5.15. Title to Properties; Encumbrances; Inventory. Except as specifically identified in the Schedules hereto and except for items leased or licensed by the Company, or on Schedule 5.15 and further subject to Section 5.10, the Company has good, valid, and marketable title to all of the Assets. All of the Assets are in the possession or under the control of the Company, and none of the Assets are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind except as set forth on Schedule 5.15 or as specifically disclosed on the other Schedules hereto and, except minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or functional utility of the property subject thereto, and do not in any way materially impair the value of the Assets. The Company's inventory is properly valued, is not excessive or out of balance, and is in its possession or control.

         5.16. Equipment. The Company's equipment, including any motor vehicles, is identified on Schedule 5.16. Such equipment is in adequate operating condition and repair subject to normal wear and tear, except as set forth on
Schedule 5.16. Schedule 5.16 also sets forth a list of all current material maintenance agreements on the Company's equipment.

         5.17. Fixed Assets. Schedule 5.17 contains an accurate and complete description of all material fixed assets owned, leased, or used by the Company, including, without limitation, real property, the plants and structures located thereon, and the equipment located therein. To the Company's and the Stockholder's knowledge, such plants, structures, and equipment are structurally sound with no known defects and in good operating condition and repair subject to normal wear and tear, and the Company has not received any written notification that there is any violation of any building, zoning, or other law, ordinance, or regulation in respect of such property, plants, or structures, and to the best of the Company's and the Stockholder's knowledge no such violation exists.

         5.18. Leases. Schedule 5.18 contains a list of all leases pursuant to which the Company leases real or personal property which is a part of the Assets utilized by the Company in conducting the Company's business, copies of which leases have been delivered to IMNET. All such leases are valid, binding, and enforceable in accordance with their terms (subject to bankruptcy, equitable and other considerations of general applicability), are in full force and effect, and except as set forth on Schedule 5.18, no event has occurred which is a default or which with the passage of time will constitute a default by the Company thereunder, nor has any such event occurred to the knowledge of the Company and the Stockholder which is a default

437366.8
by any other party to such lease. All property leased by the Company as lessee is in the possession of the Company. Except as indicated in Schedule 4.1 or
Schedule 5.18, no consent of any lessor is required in connection with the Transactions.

         5.19. Litigation. Except as set forth in Schedule 5.19, (i) there are no actions, proceedings or regulatory agency investigations against the Company or the Stockholder and, to the Company's and the Stockholder's knowledge, involving the Assets pending (served) or threatened against the Company or the Stockholder, (ii) neither the Company nor the Stockholder know of, or know of any reasonable basis for, any such action, proceeding or investigation against the Company or the Stockholder, and (iii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement. No assertion has ever been made to the Company to the effect that the Company has any liability as a successor to a third party's business or product line, and the Company and Stockholder know of no basis for any such assertion.

         5.20.    Employee Benefit Plans

                  (a) Schedule 5.20(a) sets forth a true and complete list of each "employee benefit plan" including any bonus, health insurance, insurance, severance, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, or arrangement (each such plan, agreement, policy, or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") for the benefit of (i) directors or employees of the Company or any other persons performing services for the Company, (ii) former directors or employees of the Company or any other persons formerly performing services for the Company, or
(iii) beneficiaries of anyone described in (i) or (ii) (collectively, "Company Employees") with respect to which the Company has any liability or obligation. Except as disclosed on Schedule 5.20(a) attached hereto, there are no other benefits for which the Company has any liability.

                  (b) The Company has delivered to IMNET, with respect to each Employee Benefit Plan, true and complete copies of the documents embodying and relating to the plan.

                  (c) The list of employees attached hereto as Schedule 5.20(c) gives complete and accurate details on the age, seniority, position and gross remuneration of each of such employee. The employees have received in full when due all amounts payable to them under their contracts or applicable legislation. There are no other Company Employees.

                  (d) Copies of the form of employment contracts with employees have been provided to IMNET, and, except as set forth on Schedule 5.20(d), there are no changes or amendments.

                  (e) With respect to each Employee Benefit Plan and except as otherwise set forth on Schedule 5.20(e) attached hereto, each Employee Benefit Plan complies with and has been maintained and operated in accordance with its terms and the applicable provisions of

437366.8

French Law, and no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened against the Company.

                  (f) The Company does not use the services of any consultant or accountant other than those listed in Schedule 5.20(f) hereto and, accordingly, is not required to pay any indemnification, compensation, or fees whatsoever, except as provided for in said Exhibit.

                  (g) The Company has duly filed all required declarations, returns and reports with social related authorities regarding employee benefits in the manner provided for under applicable laws. All taxes and duties due and payable by the Company have been fully paid on their due date or adequately reserved for. There is no pending or threatened claim, reassessment or dispute with respect to said taxes and duties with the relevant authorities.

                  (h) For the purposes of this Section 5.20, the terms "tax" and "duty" shall refer, without limitation, to any direct or indirect levies collected on behalf of the State or any local authority (such as corporate income tax, valued-added tax, registration tax, customs duty and business tax [taxe professionnelle]) and all social welfare charges (including but not limited to charges on wages or other benefits as well as social security, unemployment or retirement charges) and to any penalties or late payment interest relating thereto. All labor laws and regulations applicable but not limited to collectively representations of the employees, dismissal procedures, payment of salaries and indemnities, use of temporary workers, employees' disciplinary rules and procedures and keeping of books, registers and records have been and are fully complied with in all material respects. There exists no potential or actual collective or individual claims or disputes with respect to those matters, other than those listed in Schedule 5.20(e).

                  (i)      omitted.

                  (j) The consummation of the Transactions will not alone give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Company Employee.

                  (k) Since December 31, 1996 and through the date hereof, except as set forth on Schedule 5.20(l) attached hereto, the Company has not, nor will it, (i) institute or agree to institute any new employee benefit plan or practice, (ii) make or agree to make any change in any Employee Benefit Plan,
(iii) make or agree to make any increase in the compensation payable or to become payable by the Company to any Company Employee, or (iv) except pursuant to this Agreement, and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Company Employee.

                  (l) The Company's accrued sick leave and vacation time for its employees is set forth on Schedule 5.20(m) attached hereto.


437366.8

         5.21.    Contracts and Commitments.

                  (a) Except (i) as set forth in Schedule 5.21(a), and (ii) for the Customer Agreements listed in Schedule 5.11(a), there are, and at the time of Closing, will be no material unfulfilled obligations of the Company under any Customer Agreements, including any maintenance and warranty obligations.
Schedule 5.21(a) sets forth all material unfulfilled obligations of the Company to customers other than pursuant to the Customer Agreements listed in Schedule 5.11(a) and all commitments to potential customers or other third parties, and, to the extent relevant, the remaining amount of the unpaid, or paid but unearned, payment obligations relating to such unfulfilled obligations.

                  (b) To the Company's and the Stockholder's knowledge, the Company is not in default nor is there any basis for any valid claim of default, and no default has been asserted against the Company, or, by the Company, under any Customer Agreements or Intellectual Property Rights Agreements.

                  (c) To the Company's and the Stockholder's knowledge, except as set forth in the Intellectual Property Rights Agreements (set forth at Schedules 5.10(b) and 5.10(e)), no aspect of the Company, its Assets, its business or operations is of such character as would restrict IMNET from carrying on the Company's business anywhere in the world.

                  (d) Except as identified in Schedule 5.21(a), the Company has no consultant or independent contractor to whom it is paying compensation for services on a regular or continuing basis.

                  (e) Except as disclosed herein, the Company has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, or prospects. For purposes of this
Section 5.21(e), "material" means payment or performance of a service having a value in excess of U.S. $25,000 (FF146,750) or a term in excess of one year.

                  (f) To the Company's and the Stockholder's knowledge, there are no outstanding contracts, commitments or bids, or Software licensing, development, sales or service proposals, that will result in any substantial loss to the Company upon completion or performance thereof, after allowance for normal direct licensing, development, distribution and other related expenses.

                  (g) There are no outstanding material lease or purchase commitments of the Company which are not consistent with the Company's past lease and purchase commitment practices.

                  (h) All accounts receivable of the Company whether reflected in the Historical Financials or otherwise, represent amounts that have been invoiced, sales or licenses actually made or granted in the ordinary course of business, and neither the Company nor Stockholder is aware of any fact or circumstance that would impair the collectibility of such accounts receivable net of any reserve shown on the Company's most recent balance sheet included in the

437366.8

Historical Financials provided to IMNET (which reserve is adequate and was calculated consistent with past practice).

         5.22.    Work-in-Process, Orders, Commitments and Returns.

                  (a) Except as set forth on Schedule 5.22(a), there are no outstanding bids or proposals made by or on behalf of the Company to provide, nor unfilled orders for, any products or services.

                  (b) Except as set forth on Schedule 5.22(b), as of the date hereof, except for any claims specifically disclosed on other Schedules hereto, to the Company's and the Stockholder's knowledge, there are no claims nor does the Company reasonably expect to make or receive any claims to terminate Customer Agreements, reseller or other supplier agreements, or material licenses, services, purchase or other orders, or receive a refund relating to Customer Agreements, reseller or other supplier agreements, purchase agreements, licenses, maintenance agreements, or other fees by reason of alleged dissatisfaction with the Company's capabilities or performance (including those related to Software), or defective or unsatisfactory products or services. The Company has accepted no orders for services, and has placed no Software (or any other product) in the hands of customers under an understanding that such services or products would be returnable or subject to refund in whole or in part, except as specifically set forth in the Customer Agreements.

                  (c) Except as set forth on Schedule 5.22(c), neither the Stockholder nor the Company have been notified that the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for Software or maintenance or other products or services and the Stockholder will inform IMNET promptly upon receipt of any notification to that effect received after the day hereof. To the knowledge of the Company and the Stockholder, neither the execution of this Agreement nor the consummation of the Transactions will result in any material cancellations or withdrawals of accepted and unfilled orders for the license or sales of Software services or merchandise. The consummation of the Transactions will not have an adverse impact on the eligibility or competitive position, of the Company for entering into contracts for the provision of products and services to the Company's past, current and currently proposed future customers.

         5.23. Tax Liens. There are no tax liens upon any of the Assets (other than liens for current taxes not yet due).

         5.24. Assets Necessary to Business. Except as described in Schedule 5.24, the Assets are all of the items in the reasonable judgment of the Stockholder necessary to carry on the business of the Company as it is currently conducted, to offer and sell the Company's products and services, to license and maintain the Software, and to provide all services required under the Customer Agreements in connection with the Company's business, assuming competent personnel, general office facilities, and adequate computer facilities are available.

         5.25. Disclosure. No representation or warranty by the Stockholder contained in this Agreement and no statement contained in any certificate or schedule furnished to IMNET pursuant to the provisions hereof contains any untrue statement of a material fact or omits to

437366.8
state a material fact necessary in order to make the statements therein not misleading. To the knowledge of the Company and the Stockholder, there is no current event or condition of any kind or character pertaining to the Company that may reasonably be expected to have a Material Adverse Effect, except as disclosed herein.

         5.26.    Certain Other Contracts.

         Except as disclosed on Schedule 5.26:

                  (a) The Company does not have (i) any outstanding contracts with stockholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, suppliers, or dealers that are not cancelable by it on notice of not longer than thirty days and without material liability, penalty, or premium; (ii) any agreement or arrangement providing for the payment of any material bonus or commission based on sales or earnings; or (iii) any agreements that contain any material severance or termination pay liabilities or obligations.

                  (b) The Company has not given any power of attorney relating to the Assets (whether revocable or irrevocable) to any Person, firm, or corporation for any purpose whatsoever, other than appointments (if any) required by law as identified on Schedule 5.26.

                  (c) The Company is not paying, and has no obligation to pay, any disability, medical expenses, pension, deferred compensation, or retirement allowance to any Person.

                  (d) The Company is not in default nor, to the knowledge of the Company and the Stockholder, is there any basis for any valid claim of default, against the Company, or by the Company, under any material contracts, including Customer Agreements, and reseller and other supplier agreements, made or obligations owed by or to the Company.

                  (e) The Company is not a party to any material licensing agreement relating to the Company's business either as purchaser, supplier, licensor or licensee, except as set forth in the Schedules hereto.

         5.27. IMNET 's Access and Inspection. On reasonable notice, the Stockholder shall provide IMNET full access during normal business hours from and after the date hereof until the Closing to all of the books and records of the Company as they relate to the Company's business and the Assets, and shall cause the Company to furnish such information concerning the business and affairs of the Company as may be requested, in each case for the purpose of making such continuing investigation of the Company and its respective predecessors and the Assets as IMNET may desire. The Company and the Stockholder shall cause personnel to assist IMNET in such continuing investigation and shall cause their personnel, counsel, accountants and other non-employee representatives to be reasonably available to IMNET in connection with its continuing investigation.

          5.28. Complete Documentation. Except as specifically indicated elsewhere herein, all documents delivered (or to be delivered) by the Company or the Stockholder to IMNET in connection herewith have been (or will be) complete originals, or exact copies thereof.


437366.8

         5.29. Ongoing Business. The Stockholder will cause the Company to utilize its best efforts to keep its operations and business intact until the Closing; to keep available to IMNET the services of its present employees; and to preserve for IMNET the business relations of the suppliers and customers of the Company and the business relations of the others with which the Company has business relations, and otherwise preserve the Assets. Prior to Closing, the Company will engage in no activities outside the ordinary course of business, except as contemplated herein.

         5.30. Advisors Fees. Except as set forth on Schedule 5.30, Stockholder has not retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate any party other than such Stockholder to pay any such fees or commissions.

         5.31. Bank Accounts. Schedule 5.31 contains a true, complete and correct list showing the name and location of each bank or other institution in which the Company has any deposit account or safe deposit box, together with a listing of account numbers and names of all Persons authorized to draw thereon or have access thereto.

         5.32. Business Practices. Neither the Company, nor Stockholder, nor anyone acting on their behalf has made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

         5.33. Insurance. The Company maintains property, fire, casualty, general liability insurance and other forms of insurance relating to its assets and the operation of its business against risks of the kind customarily insured against and in amounts customarily insured (and, where appropriate, in amounts not less than the replacement cost of the Company's assets). The Company shall maintain such insurance policies in full force and effect through the Closing Date. Schedule 5.33 lists all of the insurance policies maintained by the Company, which schedule includes the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                                      IMNET

         In order to induce the Stockholder to enter into this Agreement and consummate the Transactions, IMNET represents and warrants to the Stockholder as follows, each of which representations and warranties is material to and relied upon by the Stockholder:

         6.1. Organization of IMNET. IMNET is a corporation duly organized and validly existing under the laws of the State of Delaware, United States of America, and has the corporate power to own its property and to carry on its business as now being conducted by it.


437366.8

         6.2. Corporate Power and Authority; Due Authorization. IMNET has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which IMNET is or will be a party and to consummate the Transactions. The Board of Directors of IMNET has duly approved and authorized the execution and delivery of this Agreement and each of the Closing Documents to which it is or will be a party and the consummation of the Transactions, and no other corporate proceedings on the part of IMNET are necessary to approve and authorize the execution and delivery of this Agreement and such Closing
Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the Closing Documents to which IMNET is a party constitutes a valid and binding agreement of Company and/or Stockholder, as the case may be, this Agreement and each of the Closing Documents to which IMNET is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of IMNET in each case enforceable against IMNET in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity.

         6.3. No Conflict; Consents. Except as set forth on Schedule 6.3 hereto, the execution and delivery by IMNET of this Agreement, the Closing Documents to which it is or will be a party and the consummation by IMNET of the Transactions do not and will not (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority; (b) violate in any material respect the terms of any instrument, document or agreement to which IMNET is a party, or by which IMNET or the property of IMNET is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time, or both) a material default under any such instrument, document or agreement; (c) violate IMNET 's Certificate of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to IMNET and relating to the Transactions.

         6.4. Brokers Fees and Expenses. IMNET has not retained or utilized the services of any broker, finder, or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the transactions contemplated hereby, or had any communications with any Person or entity which would obligate the Stockholder to pay any such fees or commissions.

         6.5. Absence of Material Changes. Except as set forth on Schedule 6.5 attached hereto, since March 31, 1997 there has not been any material adverse change in the condition (financial or otherwise) of the business, operations, condition, liabilities, assets or regulatory status of IMNET.

         6.6. IMNET Shares to be Delivered. The IMNET Shares, when issued and delivered to the Stockholder pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of IMNET. As of the Closing, the IMNET Shares will have been listed on the Nasdaq Stock Market.

         6.7. Accuracy of Securities Filings. IMNET has furnished the Securities Filings to the Stockholder or their representatives. The Securities Filings comply in all material respects

437366.8
with the applicable requirements of the Securities Act and the Exchange Act, and, as of the dates thereof, to IMNET 's knowledge, do not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein not misleading. All financial statements set forth in the Securities Filings present fairly the financial condition of IMNET as of (or for the period ending on) their respective dates.

         6.8. Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by IMNET will not require the consent, approval, order or authorization of any governmental entity or regulatory authority or any other Person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which IMNET is a party or to which any of its properties are subject, except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not have a material adverse effect on the business, assets, results of operation, properties, or financial condition of IMNET, and except for any federal or state filings required by applicable securities laws, no declaration, filing or registration with any governmental entity or regulatory authority is required by IMNET in connection with the execution and delivery of this Agreement, the consummation of the transaction contemplated hereby, or the performance by IMNET of its obligations hereunder.

         6.9.     [Omitted].

         6.10. Accuracy of Representations. No representation or warranty by IMNET contained in this Agreement and no statement contained in any certificate or schedule furnished to the Stockholder pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.


                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1. Indemnification by Stockholder. The Stockholder hereby agrees to indemnify and hold IMNET and the Company, and each of IMNET 's respective affiliates, directors, officers, employees and agents (other than Stockholder), harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of any Stockholder contained in this Agreement or any Closing Document; or (b) any liability or obligation relating to the operation of the Company's business, the Transactions or the ownership or use of the Assets, including, without limitation, any and all claims, liabilities, taxes, debts, contracts, agreements, obligations, damages, costs and expenses, known or unknown, fixed or contingent, claimed or demanded by third parties against IMNET (or, after the Closing, the Company) arising out of the operation of the Company's business, the Transactions, or the ownership or use of the Assets through the Closing Date not specifically disclosed herein or in the Schedules attached hereto or in any Closing Document or the schedules

437366.8
attached thereto (collectively all claims described in this Section 7.1, being "Indemnified Claims").

         7.2. Indemnification by IMNET. IMNET hereby agrees to indemnify and hold the Stockholder harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including without limitation reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to any misrepresentation or breach of any representation, warranty, covenant or agreement of IMNET in this Agreement or any Closing Document.

         7.3. Provisions Regarding Indemnification. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 7.1 or 7.2 of this Agreement and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel, chosen by the indemnifying party, and who shall be reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate in (at its own expense), but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Stockholder and IMNET shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and
(ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

         7.4. Survival. The obligation of the indemnifying parties hereunder to indemnify the other party in accordance with the provisions of Section 7 shall remain in force for claims asserted within a period of three (3) years from the Closing, with the exception of: (a) claims made in connection with tax, customs and social security matters, as to which the obligations of the Stockholder shall remain in force for a period equal to the applicable statutes of limitations; or (b) claims as to title to the Company's Assets (Section 5.3), to the Company Stock (Sections 5.2 and 5.5) as to which the obligation of the Stockholder shall remain in force for a period equal to the applicable statute of limitations for claims to be made against the Company or IMNET.

         7.5. Right of Set-Off. Upon ten (10) business days written notice to the Stockholder specifying in reasonable detail the basis therefor, IMNET shall, subject to the limitations set forth in Section 7.6, have the right to set off against amounts otherwise due to the Stockholder pursuant to the terms of the Indemnity Escrow Agreement any amounts payable by the Stockholder pursuant to the indemnification provisions in this Article 7; provided, however, that if the Stockholder notifies the escrow agent under the Indemnity Escrow Agreement in writing


437366.8
within such ten (10) business day period of his objection to the indemnification claim, such claim shall be administered pursuant to the terms of the Indemnity Escrow Agreement. Said right of set-off, however, shall not be exclusive of any other right or remedy IMNET may have with respect to indemnification under this Agreement.

         7.6. Indemnification Basket. Notwithstanding anything to the contrary contained herein, IMNET will assert no claim against the Stockholder under this
Article 7 until the total of all Indemnified Claims equals or exceeds in the aggregate $50,000 (FF293,500) (the "Base Amount"), at which time all Indemnified Claims in excess of the Base Amount may be claimed in full and, if indemnifiable under this Article 7, shall be indemnified in full.

         7.7. Stockholder's Limit of Liability. Notwithstanding any other provision in this Agreement to the contrary, the aggregate liability of the Stockholder in respect of this Section 7 shall not exceed the aggregate amounts agreed to be paid to the Stockholder hereunder, and under the Earn-out Agreement and received by Stockholder, net of actual income taxes paid thereon by Stockholder, as further adjusted by any taxes saved by Stockholder due to such indemnifications, and except that there shall be no limit of liability for remedies based upon fraud, intentional breach of a representation, warranty or covenant, or for remedies based upon a breach of the representations and warranties set forth in Section 5.2 or 5.5.


                                    ARTICLE 8

                        CONDITIONS TO BE FULFILLED BEFORE
                           IMNET IS OBLIGATED TO CLOSE

         Each and every obligation of IMNET under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

         8.1. Representations and Warranties True at Closing. The representations and warranties made by the Stockholder in or pursuant to this Agreement or given on their behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         8.2. Obligations Performed. The Stockholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         8.3. Consents. The Stockholder shall have obtained and delivered (or caused the Company to obtain and deliver) to IMNET written consents of all Persons or entities whose consent is required to consummate the Transactions, including, without limitation, the consent of the Stockholder, and all of such consents shall remain in full force and effect at and as of the Closing.


437366.8

         8.4. Closing Deliveries. The Company and/or the Stockholder shall have delivered (or caused the Company to deliver) to IMNET each of the following, together with any additional items which IMNET may reasonably request to effect the transactions contemplated herein:

                  (a)   documentation   satisfactory   to   counsel   to  IMNET,
transferring all of the Company Stock to IMNET ;

                  (b) a certificate of the President of the Company certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 hereof and as to the satisfaction of all other conditions set forth in this Article 8;

                  (c) An Employment Agreement duly executed by Mr. MARTY;

                  (d) written consents from all parties to all leases and contracts whose consent to the Transactions is required;

                  (e)      omitted;

                  (f) an opinion of counsel to the Company and the Stockholder substantially in the form of Exhibit 8.4(f) attached hereto;

                  (g)  the   Indemnity   Escrow   Agreement   executed   by  the
Stockholder, substantially in the form of Exhibit 3.4 attached hereto;

                  (h) the NonCompete Agreement executed by the Stockholder, in substantially the form of Schedule 3.1.A attached hereto;

                  (i) the Earn-out Agreement, duly executed by Stockholder; and

                  (j) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         8.5. No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging, or seeking material damages in connection with the Transactions or the ability of IMNET or any of its affiliates to own and operate the Company or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Company.

         8.6. No Investigations of Company or Business. As of the Closing Date there shall be no, and neither the Company nor any Stockholder shall have any knowledge of any pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to the Company, the Company's assets or the Company's business.

         8.7. No Material Adverse Effect. Since December 31, 1996, there shall have been no Material Adverse Effect.


437366.8

         8.8. Securities Laws. The parties shall have complied with all U.S. and French, federal and state, securities laws applicable to the Transactions. All permits or approvals required to carry out the Transactions shall have been received.

         8.9.     Omitted.

         8.10. Revised Schedules. The Company and the Stockholder shall have provided IMNET with revised Schedules dated as of the Closing Date (the "Revised Schedules"), with all material changes through such date duly noted thereon, and the Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules attached hereto or (ii) set forth material changes which in the opinion of IMNET, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect unless such disclosures are approved in writing by IMNET.

         8.11. Legality. No U.S. or French, federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Transactions, illegal or otherwise prohibiting the consummation of the Transactions.

         8.12. Regulatory Matters. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Transactions so that the Company shall be able to continue to carry on the business of the Company substantially in the manner now conducted by the Company shall have been taken or made.

         8.13. Repayment of Debts. At the Closing, all officers, directors, stockholders and employees of the Company shall repay to the Company in full any outstanding indebtedness owed to the Company by them or their families.

         8.14. Termination of Stock Rights. All Stock Rights of the Company, if any, shall be terminated on or before the Closing, without further liability or obligation on behalf of the Company.

         8.15. Releases. The Stockholder shall have executed a release in favor of the Company in form reasonably satisfactory to IMNET and its counsel.


                                    ARTICLE 9

                        CONDITIONS TO BE FULFILLED BEFORE
                      THE STOCKHOLDER IS OBLIGATED TO CLOSE

         Each and every obligation of the Stockholder under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

437366.8

         9.1. Representations and Warranties True at Closing. The representations and warranties made by IMNET in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         9.2. Obligations Performed. IMNET shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         9.3. Closing Deliveries. IMNET shall have delivered to the Stockholder each of the following, together with any additional items which the Stockholder may reasonably request to effect the Transactions:

                  (a) the Cash Portion of the purchase price, less amounts to be held in escrow;

                  (b) the Indemnity Escrow Agreement, duly executed by IMNET ;

                  (c) the Earn-out Agreement, duly executed by IMNET ;

                  (d) a confirmation letter from IMNET 's transfer agent that stock certificates representing the IMNET Shares in the name of Stockholder have been issued, and placed in the hands of an independent third party delivery service for delivery to the Stockholder;

                  (e) certified copies of the corporate resolutions of IMNET authorizing the execution, delivery and performance of this Agreement by IMNET, together with incumbency certificates with respect to the respective officers of IMNET executing documents or instruments on behalf of IMNET ;

                  (f) a certificate of the President or Chief Executive Officer of IMNET certifying as to the matters set forth in Sections 9.1 and 9.2 hereof and as to the satisfaction of all other conditions set forth in this Article 9;

                  (g) the Employment Agreement with Mr. MARTY duly executed by the Company;

                  (h) opinion of counsel to IMNET  substantially  in the form of
Exhibit 9.3(h); and

                  (i) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

         9.4. No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging or seeking material damages in connection with the Transactions or the ability of IMNET or any of its affiliates to own and operate the Company or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Company.

437366.8

                                   ARTICLE 10

                      PROVISIONS REGARDING THE IMNET SHARES

         10.1. Representations by the Stockholder. Stockholder represents and warrants to IMNET that Stockholder is a citizen and resident of France, is not an affiliate of IMNET, and is acquiring the IMNET Shares for his own account, for investment and not with a view to the distribution or resale thereof, and will confirm such facts to IMNET by letter simultaneously with the Closing. Stockholder further represents and warrants no offer of the IMNET Shares was made to the Stockholder in the United States. Stockholder acknowledges that the issuance of the IMNET Shares hereunder has not been registered under the Securities Act, the Georgia Securities Act of 1973, as amended (the "Georgia Act") in reliance upon Section 10-5-9(12) and (13) thereunder, any other U.S. state securities or Blue Sky law, or any French securities law. Stockholder represents and warrants that the transactions are not part of a scheme to evade the registration requirements of the Securities Act.

         10.2. Covenants of the Stockholder. Stockholder covenants not to offer, sell, transfer, assign, mortgage, pledge, or otherwise dispose of or encumber any of the IMNET Shares delivered to him pursuant to this Agreement unless in the opinion of counsel acceptable to IMNET given prior to such transaction, (a) such transaction may be effected in compliance with applicable U.S. and French securities laws, and without registration thereunder, or (b) if such registration is required, that such registration has become effective and remains in effect. Stockholder acknowledges that IMNET is relying on Regulation S, promulgated by the U.S. Securities and Exchange Commission, and will make no offers or sales except in compliance with Regulation S (i.e., (i) the offer or sale is not made to a person in the United States, the buyer and seller are outside the United States, the buyer is not a U.S. person, nor is the transaction for the account or benefit of a U.S. person, there are no directed selling efforts in the United States, and the buyer agrees to observe all such restrictions, or (ii) Regulation S is otherwise complied with) during the 40-day "restricted period" specified in such Regulation. Stockholder represents that Stockholder has not entered into any put options or short positions or other similar instrument with respect to IMNET Common Stock.

         10.3. Legend, etc. Stockholder agrees that IMNET will endorse on any certificate for the IMNET Shares to be delivered to Stockholder pursuant to this Agreement an appropriate legend referring to the provisions of Sections 10.1 and
10.2 hereof and the absence of registration thereof, and that IMNET may instruct its transfer agents not to transfer any such shares unless advised by IMNET that such provisions have been complied with.

         10.4. Due Diligence. Stockholder acknowledges that Stockholder has had full opportunity to investigate the business of IMNET, and that the investment in the IMNET Shares is highly speculative. Stockholder represents that Stockholder can bear the economic risks of such an investment. Stockholder also represents that Stockholder has such familiarity with the business of IMNET that Stockholder is able to evaluate the advisability of Stockholder's investment in the IMNET Shares based upon the information made available to Stockholder. Stockholder specifically acknowledges the "Risk Factors" set forth in the Form 10-K of IMNET for the fiscal year ended June 30, 1996, as amended, as well as the other risk factors described in the Securities Filings. Notwithstanding the foregoing, in respect of the U.S. Private Securities Litigation Reform Act of 1995, Stockholder acknowledges that statements made by IMNET herein or in the Securities Filings which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward

437366.8
looking statements that involve risks and uncertainties and are subject to the safe harbor created by the U.S. Private Securities Litigation Reform Act of 1995. IMNET 's future financial performance could differ significantly from that set forth in the Securities Filings and from the expectation of management. Important factors that could cause IMNET 's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, IMNET 's limited operating history, seasonality, fluctuations in quarterly operating results, customer concentration,product acceptance, along sales and delivery cycle, dependence on business partners, risks associated with acquisitions, and risks associated with international operations.

                                   ARTICLE 11

                                   TERMINATION

         11.1. Termination. This Agreement may be terminated at any time before the Closing Date:

                  (a) by mutual written consent of IMNET and the Stockholder;

                  (b) by IMNET if (i) there occurs a substantial loss, damage or diminution of assets or other material adverse change in the business of the Company or in the Company arising from any cause including theft, fire, flood or act of God prior to Closing; or (ii) the revenues and earnings progress of the Company as shown on the books and records of the Company at the Closing has not continued within such ranges as are consistent with prior performance of the Company;

                  (c) by any nonbreaching party hereto if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any nonterminating party hereto;

                  (d) by either IMNET or Mr. MARTY if the Closing is not consummated on or before June 30, 1997, unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection;

                  (e) in accordance  with IMNET 's election  under Section 12.1;
or

                  (f) in accordance with the election of IMNET or Stockholder pursuant to Section 3.3.

         11.2. Effects of Termination. In the event this Agreement is terminated pursuant to Section 11.1(a), 11.1(b)(i), 11.1(d), or 11.1(e) above, no party shall have any obligations to the others hereunder. If this Agreement is terminated pursuant to Section 11.1(b)(ii) or 11.1(c), each party hereto may exercise all remedies available to it under this Agreement, at law or in equity. If this Agreement is terminated, IMNET shall promptly return to the Company all copies of the Company's due diligence materials previously provided to IMNET or its representatives, and the obligations in respect of confidentiality set forth herein shall remain in effect and each party hereto may exercise all remedies available to it under this Agreement, at law or in equity.

437366.8

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

         12.1. Risk of Loss. The risk of loss prior to the Closing Date shall be with the Company and, indirectly, the Stockholder. In the event that any of the Company's assets or the operations of the business of the Company shall have been damaged or otherwise adversely affected as a result of any strike, accident or other casualty or act of God or the public enemy, or any judicial, administrative or governmental proceeding at such time as Company proposed to close, then IMNET shall have the options of either (a) proceeding to close with an assignment of any insurance proceeds which may be paid to reflect such loss or damage (or assurance that such proceeds will be payable to the Company after the Closing) or (b) terminating this Agreement without further liability to the Company or the Stockholder.

         12.2. Severability. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

         12.3. Modification. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

         12.4. Assignment, Survival and Binding Agreement. This Agreement and the Closing Documents may not be assigned by IMNET, except to an affiliate of IMNET, and may not be assigned by the Company or any Stockholder, without the prior written consent of IMNET. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.6. Notices. Any notice or other communication under this Agreement shall be in writing and must be delivered by personal delivery (including personal delivery by courier, such as Federal Express, DHL or similar courier), First Class Air Mail (registered or certified), or facsimile with confirmed transmission (with a copy sent by personal delivery or First Class Air Mail). All communications under this Agreement shall be addressed to the respective parties hereto as follows:

If to the Stockholder:                           Mr. Victor Marty
                                                 c/o Advisoft Consulting SA
                                                 3, Boulevard Ney
                                                 75018 Paris, France
                                                 Attention:  Mr. Marty
                                                 Telefax:  1-53-26-86-79


437366.8
with a copy to:                                   FIDAL Societe d' Advocats
                                                  27 Boulevard de Courcelle
                                                  75009 Paris, France
                                                  Attention:  Bruno Anger
                                                  Telefax:  1-47-58-45-31

If to IMNET :                                     IMNET Systems, Inc.
                                                  3015 Windward Plaza
                                                  Windward Fairways II
                                                  Alpharetta, GA, USA  30202
                                                  Attention: President and Chief
                                                             Operating Officer
                                                  Telefax:(770) 569-8542

with a copy to:                                   Arnall Golden & Gregory
                                                  2800 One Atlantic Center
                                                  1201 West Peachtree Street
                                                  Atlanta, Georgia  30309-3400
                                                  Attention:  T. Clark
                                                            Fitzgerald III, Esq.
                                                  Telefax:  (404) 873-8623

and a further copy to:                       Moquet Borde Dieux Geens & Associes
                                             30, Avenue de Messine - 75008 Paris
                                             Attention:  Andre Moquet
                                             Telefax:  1-45-63-91-49

or at such other address as any party hereto notifies the other parties hereof in writing. Notice in accordance with this notice provision shall be effective upon receipt.

         12.7. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any Person other than IMNET, the Company and the Stockholder, any rights or remedies hereunder.

         12.8. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, United States of America, excluding those relating to conflicts of laws. The parties hereto expressly agree that the exclusive jurisdiction and venue for legal proceedings under this Agreement shall be the state or applicable federal court having jurisdiction over the defendant's domicile (or in the case of IMNET and the Company, the location of its principal corporate office). It is understood and agreed that employment agreements between the Company and its employees shall be governed by the law of France, and that, after the Closing, the Company may continue to enter into agreements governed by the law of France.

         12.9.    Arbitration.

437366.8

                  (a) All disputes, controversies, claims or differences which may arise between the parties hereto arising out of or in relation to or in connection with this Agreement or any breach thereof (but excluding disputes arising under the Employment Agreement at Exhibit 4.2(a) shall be settled by arbitration conducted in accordance with the Rules for the International Chamber of Commerce Court of Arbitration (the "Rules"). Whenever any dispute, controversy, claim or difference which may be submitted to arbitration under this Section arises between the parties hereto, either party hereby may give to the other party hereto notice, in accordance with Section 12.6 hereof, of its intention to submit such dispute, controversy, claim or difference to arbitration. Such arbitration shall take place in Paris, France before three arbitrators, who must be experienced in the computer industry, licensed to practice law in the United States, and fluent in French. Each party shall choose one arbitrator, and the two chosen arbitrators shall choose the third. In the event the parties to the arbitration cannot agree upon an arbitrator within twenty (20) days after the effective date, as provided in Section 12.6 hereof, of either party's notice to arbitrate, such arbitration shall take place in Paris, France, before three arbitrators appointed in accordance with the Rules. If the dispute arises under the NonCompete Agreement, the arbitrators shall be fluent in English, and licensed to practice law in France.

         The parties hereto agree that each party to the arbitration is to pay an equal part of the deposit fixed by the Rules or the arbitrators. So as to provide a more thorough and expeditious presentation of the issues between the parties to the arbitration, the parties hereto agree that, to the extent not inconsistent with the Rules, the United States Federal Rules of Civil Procedure, 28 U.S.C.A., (or if the law of France applies, the equivalent under such law) shall apply to and be utilized in connection with such proceedings. The determinations of such arbitrator will be final and binding upon the parties to the arbitration, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The arbitrator shall set forth the grounds for his decision in the award.

         The arbitrator shall apply the law of the State of Georgia, United States of America, as to both substantive and procedural questions, but excepting any State of Georgia rule which would result in judicial failure to enforce this arbitration provision or any portion thereof.

         All proceedings before the arbitrator shall be conducted in the English language (unless the dispute relates to the NonCompete, in which case the language shall be French). In the event the arbitrator is not fluent in French (English, if the dispute relates to the NonCompete Agreement), all documents and papers submitted to the arbitrator shall be in the English (French, if
NonCompete) language or accompanied by a competent English (French, if NonCompete) language translation thereof.

         (b) The parties hereto stipulate that submission of disputes to arbitration as provided in Section 12.9(a) hereof and arbitration pursuant thereto shall be a condition precedent to any suit, action or proceeding instituted in any court or before any administrative agency with respect to this Agreement or disputes arising out of or regarding this Agreement except as to disputes arising out of the Employment Agreement at Exhibit 4.2(a).

         (c) In the event the parties fail to arbitrate any dispute, controversy, claim or difference, as provided in Section 12.9(a) above, then the Stockholder irrevocably consents to the exclusive jurisdiction of, and the laying of venue exclusively in, the United States District Court for the Northern District of Georgia, Atlanta Division, in any dispute, action or suit arising out of this Agreement, after arbitration, and hereby unconditionally agrees that service

437366.8
of process to the Stockholder in accordance with Section 12.6 shall be effective and sufficient service of process upon the Stockholder to establish jurisdiction and venue in such court in any such dispute, action or suit.

         12.10. Attorney's Fees. In any action, including arbitration, between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:                                                IMNET :
ADVISOFT Consulting  SA                                 IMNET Systems, Inc.


By:                                                     By: Kenneth D. Rardin
Name:                                                   Name:Kenneth D. Rardin
Title:                                                  Title:Chairman and
                                                         Chief Executive Officer



STOCKHOLDER:


Victor Marty
Victor Marty



437366.8



                         LIST OF SCHEDULES AND EXHIBITS

Schedule 3.1                                Consideration for Company Stock
Schedule 3.1.A                              NonCompete Agreement
Schedule 4.1                                Company Consents
Schedule 4.9                                Stock Rights
Schedule 5.2                                Officers and Directors of the Company
Schedule 5.4                                Exceptions to Required Consents
Schedule 5.7                                Licenses and Permits
Schedule 5.8                                Liabilities not disclosed on Historical Financials
Schedule 5.10(a)                            Software; Intellectual Property; Incorporated Property
Schedule 5.10(b)                            Intellectual Property Rights Agreements
Schedule 5.10(c)                            Infringement regarding Intellectual Property
Schedule 5.10(d)                            List of Intellectual Property License and Software Maintenance Agreements
Schedule 5.10(e)                            Restrictions on Intellectual Property
Schedule 5.10(f)                            Intellectual Property in Public Domain
Schedule 5.10(g)                            Third Party Software Products Required to Utilize Software
Schedule 5.10(h)                            Compliance of Software and Intellectual Property with Performance Standards
Schedule 5.11(a)                            Customer and Reseller Agreements
Schedule 5.11(b)                            Royalties, Commissions and other Obligations
Schedule 5.11(c)                            Defaults
Schedule 5.12(a)                            Exceptions to Execution of Assignment
Schedule 5.12(b)                            Non-disclosure Agreements
Schedule 5.12(c)                            Unauthorized use of Software and Intellectual Property
Schedule 5.13                               Exceptions to Absence of Certain Changes
Schedule 5.14                               Taxes
Schedule 5.15                               Encumbrances
Schedule 5.16                               Equipment
Schedule 5.17                               Fixed Assets
Schedule 5.18                               Leases
Schedule 5.19                               Litigation
Schedule 5.20(a)                            Employee Benefit Plans
Schedule 5.20(c)                            Company Employees
Schedule 5.20(d)                            Certain Employment Contract Amendments
Schedule 5.20(e)                            Violations of Employee Benefit Plans
Schedule 5.20(f)                            Consultants and Accountants
Schedule 5.20(l)                            Changes in Employee Benefit Plans
Schedule 5.20(m)                            Sick leave and vacation time
Schedule 5.21(a)                            Unfulfilled Obligations of the Company
Schedule 5.22(a)                            Bids/Orders to Provide Software or Maintenance
Schedule 5.22(b)                            Return Policies and Practices
Schedule 5.22(c)                            Notifications regarding Cancellation of Orders
Schedule 5.24                               Exceptions to Assets Necessary for Business
Schedule 5.26                               Certain Other Contracts
Schedule 5.30                               Advisors Fees
Schedule 5.31                               Bank Accounts
Schedule 5.33                               Insurance

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



                                TABLE OF CONTENTS

                                                                                                               Page

PARTIES.........................................................................................................  1

PREAMBLE........................................................................................................  1


ARTICLE 1 DEFINITIONS...........................................................................................  1
         1.1.     Defined Terms.................................................................................  1

ARTICLE 2 THE ACQUISITION.......................................................................................  3
         2.1.     The Stock Purchase and Sale...................................................................  3

ARTICLE 3 PURCHASE PRICE FOR THE COMPANY STOCK..................................................................  3
         3.1.     Aggregate Consideration.......................................................................  3
         3.2.     Distribution of Consideration.................................................................  4
         3.3.     IMNET Shares; Determination Price.............................................................  4
         3.4.     Escrow Funds..................................................................................  4
         3.5.     Delivery of IMNET Shares......................................................................  4
         3.6.     Closing.......................................................................................  4

ARTICLE 4 ADDITIONAL COVENANTS..................................................................................  4
         4.1.     Consents......................................................................................  4
         4.2.     Employment Agreements.........................................................................  5
         4.3.     Conduct of Business by Company Pending Closing................................................  5
         4.4.     Expenses......................................................................................  6
         4.5.     Notification of Certain Matters...............................................................  6
         4.6.     Public Announcements..........................................................................  7
         4.7.     No Negotiations...............................................................................  8
         4.8.     Confidentiality...............................................................................  8
         4.9.     Termination of Stock Rights...................................................................  8
         4.10.    Disclosures Required by Law...................................................................  8
         4.11.    Registration of Agreement with Tax Authorities................................................  8

ARTICLE 5         REPRESENTATIONS AND WARRANTIES AS
                  TO THE COMPANY AND THE STOCKHOLDER............................................................  9
         5.1.     Organization and Authority of Company.........................................................  9
         5.2.     Corporate Power and Authority; Due Authorization..............................................  9
         5.3.     Sufficiency of Assets......................................................................... 10
         5.4.     No Conflict; Required Consents................................................................ 10
         5.5.     Capitalization................................................................................ 10
         5.6.     Compliance with Laws.......................................................................... 10
         5.7.     Licenses and Permits.......................................................................... 11
         5.8.     Financial Information......................................................................... 11
         5.9.     Omitted....................................................................................... 12
         5.10.    Intellectual Property - Nature and Extent of Proprietary Interest............................. 12

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                                                                                                               Page


         5.11.    Prior Performance by the Company under Certain Agreements; No
                  Default....................................................................................... 14
         5.12.    Additional Documentation of Intellectual Property Rights...................................... 14
         5.13.    Absence of Certain Changes.................................................................... 15
         5.14.    Taxes......................................................................................... 16
         5.15.    Title to Properties; Encumbrances; Inventory.................................................. 17
         5.16.    Equipment..................................................................................... 17
         5.17.    Fixed Assets.................................................................................. 17
         5.18.    Leases........................................................................................ 17
         5.19.    Litigation.................................................................................... 17
         5.20.    Employee Benefit Plan......................................................................... 18
         5.21.    Contracts and Commitments..................................................................... 19
         5.22.    Work-in-Process, Orders, Commitments and Returns.............................................. 20
         5.23.    Tax Liens..................................................................................... 21
         5.24.    Assets Necessary to Business.................................................................. 21
         5.25.    Disclosure.................................................................................... 21
         5.26.    Certain Other Contracts....................................................................... 22
         5.27.    IMNET 's Access and Inspection................................................................ 22
         5.28.    Complete Documentation........................................................................ 22
         5.29.    Ongoing Business.............................................................................. 22
         5.30.    Advisors Fees................................................................................. 23
         5.31.    Bank Accounts................................................................................. 23

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF IMNET .............................................................. 23
         6.1.     Organization of IMNET ........................................................................ 23
         6.2.     Corporate Power and Authority; Due Authorization.............................................. 23
         6.3.     No Conflict; Consents......................................................................... 24
         6.4.     Brokers Fees and Expenses..................................................................... 24
         6.5.     Absence of Material Changes................................................................... 24
         6.6.     IMNET Shares to be Delivered.................................................................. 24
         6.7.     Accuracy of Securities Filings................................................................ 24
         6.8.     Approvals..................................................................................... 25
         6.10.    Accuracy of Representations................................................................... 25

ARTICLE 7 INDEMNIFICATION....................................................................................... 25
         7.1.     Indemnification by Stockholder................................................................ 25
         7.2.     Indemnification by IMNET ..................................................................... 25
         7.3.     Provisions Regarding Indemnification.......................................................... 26
         7.4.     Survival...................................................................................... 26
         7.5.     Right of Set-Off.............................................................................. 26
         7.6.     Indemnification Basket........................................................................ 27
         7.7.     Stockholder's Limit of Liability.............................................................. 27

ARTICLE 8         CONDITIONS TO BE FULFILLED BEFORE IMNET IS OBLIGATED
         TO       CLOSE......................................................................................... 27
         8.1.     Representations and Warranties True at Closing................................................ 27

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                                                                                                               Page

         8.2.     Obligations Performed......................................................................... 27
         8.3.     Consents...................................................................................... 27
         8.4.     Closing Deliveries............................................................................ 27
         8.5.     No Challenge.................................................................................. 28
         8.6.     No Investigations of Company or Business...................................................... 28
         8.7.     No Material Adverse Effect.................................................................... 28
         8.8.     Securities Laws............................................................................... 28
         8.9.     Omitted....................................................................................... 28
         8.10.    Revised Schedules............................................................................. 29
         8.11.    Legality...................................................................................... 29
         8.12.    Regulatory Matters............................................................................ 29
         8.13.    Repayment of Debts............................................................................ 29
         8.14.    Termination of Stock Rights................................................................... 29
         8.15.    Releases...................................................................................... 29

ARTICLE 9         CONDITIONS TO BE FULFILLED BEFORE THE STOCKHOLDER IS
                  OBLIGATED TO CLOSE............................................................................ 29
         9.1.     Representations and Warranties True at Closing................................................ 29
         9.2.     Obligations Performed......................................................................... 30
         9.3.     Closing Deliveries............................................................................ 30
         9.4.     No Challenge.................................................................................. 30

ARTICLE 10        PROVISIONS REGARDING THE IMNET SHARES......................................................... 31
         10.1.    Representations by the Stockholder............................................................ 31
         10.2.    Covenants of the Stockholder.................................................................. 31
         10.3.    Legend, etc................................................................................... 31
         10.4.    Due Diligence................................................................................. 31

ARTICLE 11 TERMINATION.......................................................................................... 32
         11.1.    Termination................................................................................... 32
         11.2.    Effects of Termination........................................................................ 32

ARTICLE 12        MISCELLANEOUS PROVISIONS...................................................................... 33
         12.1.    Risk of Loss.................................................................................. 33
         12.2.    Severability.................................................................................. 33
         12.3.    Modification.................................................................................. 33
         12.4.    Assignment, Survival and Binding Agreement.................................................... 33
         12.5.    Counterparts.................................................................................. 33
         12.6.    Notices....................................................................................... 33
         12.7.    Entire Agreement; No Third Party Beneficiaries................................................ 34
         12.8.    Governing Law; Jurisdiction and Venue......................................................... 34
         12.10. Attorney's Fees................................................................................. 36


437366.8